EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of

Thomas & Betts Corporation:

      We consent to incorporation by reference in the Registration Statements (No. 333-60074, No. 33-56789, No. 33-68370, No. 333-80435, No. 333-93101, No. 333-31290 and No. 333-31302) on Form S-8, Registration Statement No. 333-61465 on Form S-3 and Registration Statement No. 333-893 on Form S-4 of Thomas & Betts Corporation of our report dated February 5, 2003 relating to the consolidated balance sheets of Thomas & Betts Corporation and subsidiaries as of December 29, 2002 and December 30, 2001, and the related consolidated statements of operations, cash flows and shareholders’ equity and comprehensive income (loss) for each of the years in the three-year period ended December 29, 2002, which report appears or is incorporated by reference in the December 29, 2002 Annual Report on Form 10-K of Thomas & Betts Corporation.

      Our report refers to a change in method of accounting for goodwill and other intangible assets in 2002.

/s/ KPMG LLP

KPMG LLP

Memphis, Tennessee

March 13, 2003